UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1/A

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOPJAGGERS, INC.

(Exact name of Registrant as specified in its charter)

Florida	333-187952	27-203-7711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990
(Standard Industrial Classification)

c/o John Castillo Eggermont

28325 Utica Road, Roseville, Michigan 48066

 (Address of principal executive offices, including zip code)

(586) 552-4412

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

We are an emerging growth company under federal securities laws.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  Yes  X

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes X    No

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	o	Accelerated filer	o
Non-accelerated filer	o	Smaller Reporting Company	X
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock offered by the Company	25,500	$0.10	$2,550	$3.48
TOTAL	25,500	$0.10	$2,550	$3.48

(1). The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o). If the maximum aggregate offering price increases prior to the effective date of this registration statement, the Registrant will file a pre-effective amendment to increase the maximum dollar value being registered and pay an additional filing fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

________________________________________________________________________________________________________________________

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Shares

Kopjaggers, Inc.

25,500 Shares of Common Stock

$0.10 Per Share

This registration statement constitutes the initial public offering of Kopjaggers, Inc. (the “Company”) common stock. Kopjaggers, Inc. is registering 25,500 shares of common stock at an offering price of $0.10 per share for a total amount of $2,550.  There are no underwriting or broker dealers involved with the offering.  The selling security holders will sell their shares at the fixed price of $0.10 for the duration of the offering

The selling stockholders named in this prospectus may offer, from time to time, up to 25,500 shares of our common stock. We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders. We will bear a portion of the expenses of the offering of common stock, except that, the selling stockholders will pay any applicable fees, discounts or commissions and certain transfer taxes.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares.  We provide more information about how the selling stockholders may sell their shares in the section entitled “Plan of Distribution” beginning on page 16.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2013

TABLE OF CONTENTS

Prospectus Summary

5

The Offering

6

Risk Factors

7

Risk Factors Relating to Our Company

8

Risk Factors Relating to Our Common Stock

12

Use of Proceeds

15

Determination of Offering Price

15

Dilution

`

16

Forward Looking Statements

16

Selling Shareholders

16

Plan of Distribution

17

Description of Securities

19

Business

20

Interest of Named Experts and Counsel

19

Description of Property

22

Legal Proceedings

22

Market for Common Equity and Related Stockholder Matters

23

Dividend Policy

23

Share Capital

23

Management’s Discussion and Analysis of Financial Condition and

Results of Operations

24

Directors, Executive Officers, Promoters, and Control Persons

26

Executive Compensation

28

Security Ownership of Certain Beneficial Owners and Management

29

Certain Relationships and Related Transactions

29

Where You Can Find More Information

29

Financial Statements

Year Ended December 31, 2012

31

Six Months Ended June 30, 2013(Unaudited)

42

PART II - Information Not Required in Prospectus

30

List of Exhibits

32

Undertakings

32

Management's Discussion and Analysis or Plan of Operation

55

Signatures

60

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Our common stock is presently not traded on any market or securities exchange. The 25,500 shares of our common stock must be sold by selling shareholders at a fixed price of $0.10 per share until the shares are listed on the OTCBB or quoted on a national exchange. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. The fixed price of $0.10 has been determined arbitrarily. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “KOPJAGGERS, INC.” and “KOPJAGGERS, INC.” refer to KOPJAGGERS, INC. Inc.

Kopjaggers, Inc. was incorporated on February 23, 2010 in the State of Florida. We commenced operations in July 2010.  Kopjaggers, Inc. is a development stage company focused on the business of providing art news and information on artwork (more specifically, paintings and sculptures) through our website www.kopjaggers.com ..   We recently launched our preliminary website which provides some basic corporate information.  We expect that we will build out our website to have additional features for our expected audience of art collectors. We have only commenced limited operations.

Our plan of operations is to build our website to be the leading site on the Internet for Americans interested in buying fine art from around the world.  Our business activities have consisted of forming our corporation, opening a bank account, developing a preliminary website, researching our intended areas of art by our management, preparing financial statements, securing and auditor and having those financing statements audited, and preparing and submitting our registration statement.

Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

We recently launched our preliminary website which provides some basic corporate information.  We expect that we will build out our website to have additional features for our expected audience of art collectors.

Since our inception on February 23, 2010 through December 31, 2012, we have not generated any revenues and have incurred a net loss of $5,925 for the period February 23, 2010 (date of inception) through December 31, 2012. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the internet to draw attention to our website, costs associated with website enhancements, building a finite quantity of out beverage product and covering various filing fees and transfer agent fees to complete our early money raise through this offering. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Since inception, we have developed our business concept which involves an art website.  We have secured the domain name, www.kopjaggers.com to begin our business.

We are an emerging growth company under federal securities laws. As of the date of this prospectus we have only one officer and director acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for advertising expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

THE OFFERING

Securities offered:	25,500 shares of common stock, par value $0.10 per share

Offering price :

The selling shareholders purchased their shares of common stock from us at $0.10 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.10 per share, which includes an increase, from the price at which it was purchased. The shares will be offered at the fixed price of $0.10 per share for the duration of this offering.

The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Shares outstanding prior to offering:	500,000 shares of common stock.

Shares outstanding after offering:	525,500

One of our primary shareholder currently owns 95.1% of our outstanding common stock. As a result, this shareholder has substantial control over all matters submitted to our shareholders for approval.

Market for the common shares:

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board.

Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Going Concern Considerations:

The Company has a net loss of $5,925 from inception through December 31, 2012.

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

We currently do not have in place any arrangements or plans to obtain any financing. Although our officers and directors have orally agreed to lend us funds if capital is required for the operations of the Company, there is no guarantee that our officers and directors will lend us sufficient funds to adequately fund operations.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	See “risk factors” beginning on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following presents our summary financial information for the periods indicated and should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Plan of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations. The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

-be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act ;

-be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example:  “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

 -be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

-be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

 -be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

-be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

-the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

-the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

-the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or,

-the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Investors in Kopjaggers, Inc. should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment. We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

Risk factors relating to our company

Our offering is being conducted by our officers and directors without the benefit of an underwriter who would have confirmed the accuracy of the disclosure in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our sole officer and director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

The Company’s election to not opt out of the Jobs Act Extended Accounting Transition Period may make its financial statements difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected

We are not currently profitable and may not become profitable.

At December 31, 2012, we had $2 , 150 cash on-hand 0 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

Because we have nominal assets and no significant revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

BECAUSE WE ARE CONSIDERED TO BE A “SHELL COMPANY” UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act, we will are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to complying with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

We have previously failed to comply with reporting obligations under the Securities Exchange Act of 1934.  If we fail to comply or are deemed to have failed to comply, with our ongoing reporting obligations, our business may suffer.

        We have previously failed to report in a timely manner are subject to ongoing compliance obligations under the Securities Exchange Act of 1934. If we fail to comply, or are deemed to have failed to comply, with such consent decree, our business may suffer.

Our lack of an operating history gives no assurance that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We were incorporated on February 23, 2010 and we have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our service/intended products.

At December 31, 2012, we had $2 , 150 cash on-hand and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

Because we have not developed a Kopjaggers, Inc. business, our business may not materialize.

At this time we have begun developing our website (www.kopjaggers.com). We do not know the exact cost of its execution. In the case of a higher than expected cost of execution, we will not be able to offer our business. Furthermore, we may find problems in the process to develop a Kopjaggers, Inc. business. If we are unable to execute the business, we will have to cease our operations, resulting in the complete loss of your investment.

We are a new company and we face a high rick of business failure which would result in the loss of your investment ..

We are a development stage company formed to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on February 23, 2010 and to date have been involved primarily in the development of our planned principal operations. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses. We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others : ~~,~~ the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our Kopjaggers, Inc. ~~.~~ customer base; and, specific economic conditions in the Kopjaggers, Inc. business and general industry and economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business.

We are a development stage company. We had no revenues and incurred a net loss of $5 , 925 from inception through the year ended December 31, 2012. Our auditors issued a going concern opinion in their report for our fiscal year ended December 31, 2012. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our website, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

Our business may never operate at a profit.

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of advertising on our website, or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

If we do not raise additional funds, we not be able to operate our business and will have to stop development of our business plan.

We may not be able to obtain additional funds that we will require. We do not presently have adequate cash from operations or financing activities to meet our short term or long-term needs. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget.

If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements.   If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, publishing, or sales and marketing programs.

We are highly dependent on John Castillo Eggermont, our President and CEO. The loss of Mr. Eggermont, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on John Castillo Eggermont, our President and CEO, for specific proprietary technical knowledge and the Company market knowledge. Our ability to successfully market our website may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. John Castillo Eggermont.

Mr. Castillo Eggermont is involved in other businesses and will only devote 5 hours per week to Kopjaggers, Inc. and its activities.   Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered. Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

Our Chief Executive Officer and Director do not have experience in developing the Kopjaggers, Inc. business. Additionally, we currently have no customers for our intended business. Therefore, without this experience, our management’s business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We do not have sufficient cash to complete our website and market it to consumers and potential advertising partners. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from our majority shareholder and from public and private equity offerings. Our ability to access capital will depend on reaching certain milestones in our business plan such as attracting a sizable number of viewers. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

External events that are beyond our control such as natural disasters, terrorist attacks, or a recession may harm our business.

Events like the war with Iraq or the terrorist attacks on the U.S. in 2001 or the current global financial crisis have a negative impact on the art industry. We are not in a position to evaluate the net effect of these circumstances on our business. In the longer term, our business might be negatively affected by financial pressures on the art industry. If such events result in a long-term negative impact on the art industry, such impact could have a material adverse effect on our business.

We may not be able to develop awareness of our brand name which we believe is critical to our success.

We believe that creating awareness of the Kopjaggers brand name is critical to achieving widespread acceptance of our business. Brand recognition is a key differentiating factor among providers of online advertising opportunities, and we believe it could become more important as competition in our industry increases. In order to maintain and build brand awareness, we must succeed in our marketing efforts. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business could be materially adversely affected.

We will not be able to attract art companies or Internet users if we do not build our website and continually enhance and develop the content and features of our website.

We must complete the development of our website and continually improve the responsiveness, functionality and features of our website. We may not succeed in developing features and functions that art purchasers, aficionados, or companies and Internet users find attractive.

This could reduce the number of art companies and Internet users using our website and materially adversely affect our business.

We may not be able to access third party technology upon which we depend which could limit or curtail our business.

We use and will continue to require technology and software products from third parties.  Technology may not continue to be available to us on commercially reasonable terms, or at all. Our business will suffer if we are unable to access this technology, to gain access to additional products or to build out our existing site. This could cause delays in our development and introduction of new features or enhancements of our existing website until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected.

There is a high degree of risk that our website will not turn out to be commercially viable.

A website such as ours involves a high degree of risk that will not attract a sufficient number of consumers to become commercially viable. The costs building and marketing our website is uncertain.

Since our director and officer has no previous art industry experience, investors cannot rely on our officer and director as being an expert in the area of art which is our business focus.

Our officer and director has no previous experience in the art industry. All business decisions made by him regarding art will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely our business will succeed.

If our company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks relating to our common stock

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 10,000,000 shares of common stock, no par value, of which 525,500 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

Any market for our shares will develop;

The prices at which our common stock will trade; or

The extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Quotation on the OTCBB or a national registered exchange is required prior to any at market priced sales of our stock.

  In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of the company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If our shares are quoted on the OTC bulletin board, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC bulletin board. We do not yet have a market maker who has agreed to file such application, and there is no guarantee that such a market maker will be located. Even if we successful and locate a market maker who files an application, there is no assurance that such application will be approved and our shares be accepted for quotation on the OTCBB.

The majority of the outstanding shares of our common stock held by present shareholders are "restricted securities" within the meaning of rule 144 under the securities act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of rule 144 or other applicable exemptions from registration under the act and as required under applicable state securities laws. As of February 2008, the SEC adopted changes to rule 144, which, shortens the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.

The changes to Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTC bulletin board (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTC bulletin board. As a result of the revisions to rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the company has filed its required reports. A sale under rule 144 or under any other exemption from the act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of section  404 of the Sarbanes-Oxley act of 2002. As a result, we may not have sufficient funds to grow our operations.

  Because a single shareholder, Kopjaggers Consulting, LLC owns 95.1% of our issued and outstanding common stock, it can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

Kopjaggers Consulting, LLC ~~,~~ is our largest stockholder, holding beneficially, as of December 31, 2012, approximately 95.1% percent of our outstanding shares. Through their share ownership, they are in a position to control the company and to elect our entire board of directors.

John Castillo Eggermont, our sole officer and director, is the managing partner of Kopjaggers Consulting.

Accordingly, this entity will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline.

Notwithstanding the exercise of his fiduciary duties as officer and director and any duties that such other stockholder may have to us or our other stockholders in general, Mr. Castillo Eggermont as managing member of Kopjaggers Consulting, LLC may have interests different than yours.

Our preferred stock holders may have superior rights which could affect the rights of the common stockholders.

The Company is authorized to issue preferred stock.  The Board, without stockholder approval, may issue shares of the preferred stock with rights and preferences adverse to the voting power or other rights of the holders of the Common Stock.  No preferred stock has been issued.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

If we experience material weaknesses or otherwise fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

As a result of becoming a public company, we will be required, under Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each fiscal year beginning with the first full fiscal year after the effective date of this offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting and, once we are no longer an emerging growth company as defined in the JOBS Act, an opinion from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the SEC. However, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company for up to five years, although if the market value of our common stock that is held by nonaffiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

We are in the very early stages of the costly and challenging process of hiring personnel and compiling the system and process documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over   ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, we would lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline. Our independent auditors will not be required to attest to their effectiveness while we are an emerging growth company under the JOBS Act. If our independent auditors determine we have a material weakness or significant deficiency in our internal control over financial reporting once our independent auditors begin their reviews, investors may lose confidence in us. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits "emerging growth companies" like us to rely on some of the reduced disclosure requirements that are already available to companies having a public float of less than $75 million. During a transitional period following the first sale of the companies' equity securities under a Securities Act registration statement, emerging growth companies are also permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act. Companies with a public float of $75 million or more must otherwise procure such an attestation beginning with their second annual report after their initial public offering. During the transitional period, emerging growth companies are also excluded from the requirement to submit "say-on-

pay", "say-on-pay frequency" and "say-on-parachute" votes to their stockholders and may avail themselves of reduced executive compensation disclosure compared to larger companies.

In addition, Section 107 of the JOBS Act also provides that an  emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.  We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.0 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.

We may be eligible to suspend our reporting requirements due to a limited number of shareholders with could affect the price of our stock.

In the event that we have less than 300 shareholders at the end of the next fiscal year following effectiveness of this registration statement, we would be eligible to terminate our reporting requirements under Section 13(a) of the Exchange Act. Election to terminate our reporting requirements may adversely affect the price of our stock as investors may not feel they have access to reliable and timely information on our company.

We may be exposed to potential risks and significant expenses resulting from the requirements under section 404 of the Sarbanes-Oxley Act of 2002.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

THE OFFERING

This prospectus relates to the resale of 25,500 issued and outstanding shares of the Company’s common stock, no par value, to be offered and sold by the holders thereof. Such shares will be offered and sold at a fixed price of $0.10 per share for the duration the offering. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. There is no trading market for our common stock. The fixed price of $0.10 has been arbitrarily determined. The 25,500 shares to be resold are shares of our common stock which are issued and outstanding and will be offered and sold by the holders thereof. Such shares were offered and sold by us at a purchase price of $0.10 per share to the selling shareholders in private placements conducted from October 2012 through December 2012 to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation D promulgated thereunder.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders must offer the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until the shares are quoted on the OTCBB or listed on a national exchange. The fixed price of $0.10 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.10 plus an arbitrarily determined increase.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of December 31, 2012, KOPJAGGERS, INC. net tangible book value was ($3,175) or $(0.006) per share. Net tangible book value is the aggregate amount of KOPJAGGERS, INC.’s tangible assets less its total liabilities. Net tangible book value per share represents KOPJAGGERS, INC. total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 25,500 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds ($(5,810) after deducting offering expenses of $5,810, the company receives no proceeds from the sale by shareholders), KOPJAGGERS, INC. s’ net tangible book value as of the closing of this offering would decrease from $(0.006) to ($.017) per share. This represents an immediate decrease in the net tangible book value of approximately $.011 per share to current shareholders, and immediate dilution of about $.117 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.10
Net tangible book value per share prior to offering	$(0.006)
Increase per share attributable to existing investors	$0.011
Net tangible book value per share after offering	$(0.017)
Dilution per share to new investors	$0.117
Percentage dilution	117%

  FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.    These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of January 1, 2013, by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares each selling shareholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered share are sold.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.

The shares were offered and sold to the selling shareholders at a purchase price of $0.10 per share in a private placement held from October 2012 through December 2012, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 25,500 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period and is based on 25,500  shares of common stock issued and outstanding as of October 1, 2012.

	Number of Shares Owned	Number of Shares Offered	Number of Shares Owned After Offering	% of Class
James Calleja	500	500	0	.02
Marva Carter	500	500	0	.02
Jazlyn Coles	500	500	0	.02
Kaye Collette	500	500	0	.02
Betty Daniels	2000	2000	0	.08
Matthew Foster	500	500	0	.02
Michael Foster	500	500	0	.02
Andre Gordon	500	500	0	.02
Michael Gordon	500	500	0	.02
Elizabeth Hamilton	1000	1000	0	.04
John Murphy	500	500	0	.02
Richard Page	1,000	1,000	0	.04
Robert Quaine	1,000	1,000	0	.04
Mary Turner	1,000	1,000	0	.04
Robert Turner	1,000	1,000	0	.04
Eboni Sims	500	500	0	.02
Elixix Sims	500	500	0	.02
Claude Upthegrove	1,000	1,000	0	.04
Albert Wyrick	1,000	1,000	0	.04
Linda Wotring	2,500	2,500	0	.10
Audriana Grisham	500	500	0	.02
John Hodges	500	500	0	.02
Aaron Barnes	5,000	5,000	0	.20
Luis Renteria	500	500	0	.02
Maria Soto	500	500	0	.02
Daniel Cecil	500	500	0	.02
Juan Rivera	500	500	0	.02
Emanuel Romero	500	500	0	.02

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

  PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board. Our Common shares must be quoted on the OTCBB or admitted to a national stock exchange prior to any at the market priced sales.

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a the arbitrarily determined fixed price of $0.10 per share. The offering price was determined as the selling based upon the original purchase price paid by the selling stockholders of $0.10 per share in private placement transactions. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

 We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. As a shell company, however, the availability of Rule 144 to our shareholders is limited.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.    All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

  Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 10,000,000 shares of common stock, no par value, of which 525,500 shares are issued and outstanding as of December 31, 2012. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, no par value, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Angela Collette Attorney and Counselor at Law, 28329 Utica Road, Roseville, Michigan 48066 has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock and is our registered agent in the State of Florida.

Messineo & Co. CPAs LLC, of Clearwater, FL 33759 has audited our financial statements for the period February 23, 2010 (date of inception) through December 31, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of inception February 23, 2010 through December 31, 2012.

Description of Business

We were incorporated in the State of Florida on February 23, 2010 as a for-profit company with a fiscal year end of December 31.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a eighteen month period.

The Company has a plan of operations to engage in the business of providing art news and information on artwork (more specifically, paintings and sculptures) through our website www.kopjaggers.com

We recently launched our website which is to be a collection of news feeds related to artwork. We expect that we will build out our website to have additional features for our projected audience of collectors. We expect that we will build out our website to have additional features for our expected audience of art collectors.

Our Website

Our plan of operations is to develop a comprehensive website for American consumers interested in purchasing fine art ~~s~~ from around the world.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience of purchasers.

This content will be free to our online audience.

Growth Strategy

Key elements of our strategy include:

Build Strong Brand Awareness. We believe that it is essential to establish a strong brand with Internet users and within certain segments of the art industry.

We intend to utilize online marketing to promote our brand to consumers. In addition, we believe that we build brand awareness by offering an outstanding website that is promoted by word-of-mouth.

Increase Reach: In order to attract users to our website, we intend to utilize advertising campaigns to grow our business. We believe that we also can attract more users by offering a quality website that is promoted by word-of-mouth.

Marketing

We intend to drive traffic to www.kopjaggers.com through online marketing vehicles such as banner advertising and strategic partnerships with relevant Web sites and portals. Additionally, our intended participation in various affiliate programs will allow it to expand cross-promotional relationships with other Web sites. We do not have any agreements or arrangements with any parties regarding these programs, other than our current merchant partner.

  EMERGING GROWTH COMPANY STATUS

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;

     *    The first fiscal year after the fifth anniversary of its IPO;

     *    The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

     *    The first fiscal year in which the company has a public float of at least $700 million.

UNDER THE JOBS ACT

Kopjaggers Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act").

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

-Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

-Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

-Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

-Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and,

-Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

 In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more;

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or,

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

 (i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited; and,

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Private Placement

We raised an aggregate of $2,550 from 28 investors in a private placement between October 2012 and December 2012. These funds were used by us primarily to develop our corporate website ~~,~~ and pay for the day to day needs of the company including accounting and legal fees.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We do not believe that at this stage in our development we need physical space. We are not paying anything for using their address as our mailing address. We believe that until and unless our business develops, we do not need physical office space.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Employees and Employment Agreements

As of December 31, 2012, we have no employees other than Mr. Castillo Eggermont, our president and director. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our Kopjaggers, Inc. business operation.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local/ state and governmental regulations of the market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special Kopjaggers, Inc. regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board or that    a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors.

There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of December 31, 2012, there were 525,500 common shares issued and outstanding, which were held by 29 stockholders of record.

Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1)   is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers; and,

(2)  securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -YEAR ENDED DECEMBER 31, 2012

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of    our company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made, except as required by federal securities and any other applicable law.

OVERVIEW

We are a development stage company offering artwork information to the general public via the internet. We currently have no employees other than our officer, both of who is also our sole director. We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. We do not have revenues, have minimal assets and have incurred losses since inception.

Results of Operations

For the fiscal years ended December 31, 2012 and December 31, 2011

There were no revenues for the fiscal years ended December 31, 2012 and December 31, 2011. Expenses for the year ended December 31, 2012 were $3,175 compared to $2,200 for the fiscal year ended December 31, 2011.

Plan of Operations

Over the course of the next twelve month period we plan to focus our efforts on the online artwork market. We recognize that our current management and Board of Directors may not have sufficient business planning experience to execute the business plan of the Company, as their background and expertise lies in the technical area and not in marketing and selling our products.

In order to continue as going concern for the next 12 months, we will require a budget of $30,000 as described below.

Liquidity and Capital Resources

As of December 31, 2012, the Company had a cash balance of $2,150. During 2012, we raised an aggregate of $2,500 from the sale of our common stock in a private placement conducted to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation D promulgated thereunder. These funds were used for website expenses  and to pay for expenses related to legal and accounting.

We have no known demands or commitments and are not aware of any events or uncertainties as of December 31, 2012 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Estimated funding required during the next twelve‐month period is $30,000. Given our current cash position of approximately $2,150, this leaves us with a shortfall of approximately $27,850. Our anticipated expenses for the next twelve‐month period are as follows:

Website Development	$4,000
Marketing and Sales	$6,000
Legal and organizational	$15,000
Working Capital	$5,000

During the next 12 months, we hope to effectuate the following:

1st Quarter

Initially, we will focus on enhancing the Company website. Additionally, if the funding is available, the Company plans on formalizing an advertising campaign to increase its customer base.

2nd Quarter

In the second quarter the Company hopes to have funds to begin an advertising campaign to increase traffic to the corporate website.

3rd Quarter

The third quarter will continue to focus on advertising and the increase of the Company product base through existing and new affiliate programs.

4th Quarter

In the fourth quarter the Company intends on beginning the search for a marketing executive to assist the company in future growth. Additionally, we will continue to advertise for new customers.

The Company believes that such funds will be insufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  The officers and directors have orally agreed to lend funds to the Company in the event funds are required for the operations of the Company. However, there is no guarantee that our officers and directors will lend us sufficient funds to operate. Notwithstanding that our officers and directors are committed to ensuring that the Company can operate its business, they are not legally or contractually obligated to lend us any money. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

We had no material commitments for capital expenditures as of December 31, 2012 and 2011.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Going Concern Consideration

We are a development stage company. We had no revenues and incurred a net loss of $3,175 for the year ended December 31, 2012 and a cumulative loss since inception of $5,925 which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. Our financial statements do not include any adjustments that may be necessary if we are unable to continue as a going concern.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and assumptions and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared and actual results could differ from our estimates and such differences could be material. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance in the presentation of our financial position, results of operations and cash flows.    Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions.  On a regular basis, we review our critical accounting policies and how they are applied in the preparation our financial statements.

Use Of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers:

Name	Age	Positions and Offices Held
John Castillo Eggermont	46	President, Director
Ross Collette	69	Vice President, Director

John Castillo Eggermont. Mr. Castillo Eggermont has been the president and a director since inception. He has served in the United States Army since 2005, currently as a deployment training officer on active duty, and has deployed to Iraq.  This position consumes approximately 40 hours per week. He speaks five languages fluently and has significant business relations.

Ross Collette. Mr. Collette has been the vice president and a director since inception.  He has served for over fifty years on nonprofit boards of directors, has traveled around the world in that capacity and has extensive experience in direct mail campaigns.  Mr. Collette does not have any day-to-day role in the company.

B. Significant employees. None

C. Family relationships. None

D. There are no events that occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant.

No petition has been filed under Federal bankruptcy laws or any state insolvency law. The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding.

Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors.

Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

CODE OF BUSINESS CONDUCT AND ETHICS

On April 2, 2013 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

·	honest and ethical conduct;

·	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements;

·	compliance with applicable laws, rules and regulations;

·	the prompt reporting violation of the code; and,

·	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

Any Federal or State securities or commodities law or regulation; or

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees.

We do not currently have a Code of Ethics applicable to our officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

EXECUTIVE COMPENSATION

Since our incorporation in February, 2010 John Castillo Eggermont has been our President, Chief Executive Officer, Chief Financial Officer and a director. We have no formal employment or consulting agreement with Mr. Castillo Eggermont.

SUMMARY COMPENSATION TABLE

Name and principal position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Castillo Eggermont	2010	0	0	0	0	0	0	0	0
CEO/CFO	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0
Ross Collette
VP	2010	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

Since our incorporation in February, 2010, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

During the period from February (inception) to December 31, 2012, none of our directors received compensation for services rendered in their capacity as a director. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 31, 2012 the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 525,500 shares of our common stock issued and outstanding as of December 31, 2012. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Kopjaggers Consulting, LLC (1)	500,000	95.1%

(1)  Kopjaggers Consulting, LLC is managed by John Castillo Eggermont, our president and director. John Castillo Eggermont has sole dispositive power over Kopjaggers Consulting, LLC. The members are John Castillo Eggermont with 99% ownership and Ross Collette with 1% ownership. John Castillo Eggermont is the sole manager of the LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John Castillo Eggermont has loaned the company through December 31, 2012 the amount of $2750. There is no written agreement and no fixed repayment terms between the company and Mr. Castillo Eggermont for these funds.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd - Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Kopjaggers, Inc.

We have audited the accompanying balance sheet of Company (a development stage company) as of December 31, 2012, and the related statement of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2012 and the period from Inception (February 23, 2010) through December 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements as of and for the year ended December 31, 2011 were audited by another auditor who expressed an unqualified opinion on March 6, 2012.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kopjaggers, Inc. as of December 31, 2012, and the results of its operations and its cash flows for the years ended December 31, 2012 and the period from inception (February 23, 2010) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no operations.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

S/S

Messineo & Co., CPAs LLC

Clearwater, Florida

June 20, 2013

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

Kopjaggers, Inc.

I have audited the balance sheets of Kopjaggers, Inc. as of December 31, 2011 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years ended December 31, 2011 and the period February 23, 2010 (date of inception) through December 31, 2011. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Kopjaggers, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year ended December 31, 2011 and for the period February 23, 2010 (date of inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/s

Peter Messineo, CPA

Palm Harbor, Florida

March 6, 2012

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31,	2012	2011

ASSETS

CURRENT
Cash	$2,150	$

TOTAL CURRENTASSETS	2,150		$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Accounts Payable	2,500		0

Note payable - related party	$2,825		$2,550

Total Current Liabilities	5,325		2,550

STOCKHOLDERS’ EQUITY

Common Stock
authorized, 10,000,000 common shares, no par value,
- issued and outstanding – 525,500 shares	2,750		200

ACCUMULATED DEFICIT during development stage	(5,925))		(2,750))

Total Stockholders’ Equity	(3,175))		(2,550))

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$0		$200

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2012		For the Year Ended December 31, 2011	From Inception (February 23, 2010) to December 31, 2012

REVENUE	$-		$-	$-

OPERATING EXPENSES
General and administrative	3,175		2,200	5,925

Total Operating Expenses	3,175		2,200	5,925

NET LOSS	$(3,175))		$(2,200))	$(5,925))

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	506,840		500,000

BASIC AND DILUTED EARNINGS PER SHARE	$(0.00	1)	$(0.00)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011		From Inception (February 23, 2010) to December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,175)		$(2,200)	$(5,925)
Adjustment to reconcile net loss to net cash used in operating activities:
	-		-	-
Changes in operating assets and liabilities:	-		-	-
Accounts payable	2,500-		-	2,500-
			-	-

Net cash used in operating activities	(675)		(2,200)	(5,925)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable-Related Party	275		2,000	2,825
Issuance of common stock	2,550		0	2,750

Net cash provided by financing activities	2,825		2,000	5,575

(DECREASE) INCREASE IN CASH	(2,150)		(200)	2,150-

CASH, Beginning of period	0		200-	-

CASH, End of period	$2,150	$		$2,150

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$-		$-	$-
Income taxes paid	$-		$-	$-

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FROM INCEPTION(FEBRUARY 23, 2010) TO DECEMBER 31, 2012

			Deficit
			Accumulated
			During
	Common Shares		Development
	Number	Amount	Stage	Totals

Balance - February 23, 2010	0	$0	$-	$0

Founder’s shares issued for cash, $.0004, July 2010	500,000	200	-	200

Net Loss - December 31, 2010	-	-	(550)	(550)

Balance - December 31, 2010	500,000	$200	$(550)	$(350)
Net Loss - December 31, 2011	-	-	(2,200)	(2,200)

Balance - December 31, 2011	500,000	$200	$(2,750)	$(2,550)

Common shares issued for cash, $.10, November 2012	25,500	2,550	2,550

Net Loss – December 31, 2012	(3,175)	(3,175)

Balance - December 31, 2012	525,500	$2,750	$(5,925)	$(3,175)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

KOPJAGGERS INC. ~~.~~ (the “Company”) was incorporated in the State of Florida on February 23, 2010 for the purpose of raising capital that is intended to be used in connection with its business plan which is to buy artwork from throughout the world and sell these artworks through the Company's web site which is presently under construction may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

Development Stage Entity

The Company is a development stage company as defined by section FASB ASC 915, Development Stage Entities.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income taxes

The Company follows ASC 740, Income Taxes.  We record deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. We recognize the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. We record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information. Although we believe the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

(f)	Loss per Common Share:

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share.  Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

.

 Share-based Expense

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the periods ending December 31, 2012 and 2011 was $0 and $0, respectively.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  Related party transactions for the periods ending December 31 2012 and 2011 consisted of notes payable.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 2 - GOING CONCERN

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred losses of $5,925 since inception, has not yet produced revenues from operations, has negative cash flows from operations and a working capital deficit.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.  Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans and advances from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

NOTE 3 - EQUITY

Common Stock

The total number of shares of which the Company shall have authority to issue is 10,000,000 shares with no par value.

In July 2010, the Company issued a total of 500,000 founder’s shares at $.0004 to a related party for cash totaling $200.

In November 2012, the Company issued 25,500 shares at $.10 for cash totaling $2,550.

NOTE 4 –RELATED PARTY TRANSACTIONS

Notes payable

Notes payable-related party totaled $2,825 and $2,550 at December 31, 2012 and 2011, respectively.  There is no written commitment for future funding.  Amounts advanced by a director are non-interest bearing, unsecured, with no fixed terms of repayment.

Equity

In July 2010, the Company issued a total of 500,000 shares to Kopjaggers Consulting, LLC , a beneficial owner, for a cash totaling $200.

NOTE 5 – FEDERAL INCOME TAXES

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying an enacted statutory tax rate of 34%applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax effects of temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2012 are as follows:

Deferred tax assets:
Federal and state net operating loss	$5,925
-

Total deferred tax assets	2,015
Less valuation allowance	(2,015)
$-

At December 31, 2012, the Company had net operating losses of $5,925 that are carry–forwards for Federal and that begin expiring in 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $2,015, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation no events have occurred requiring adjustment or disclosure.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2013	2012
	(UNAUDITED)	(AUDITED)
ASSETS

CURRENT
Cash	$ 50	$ 2,150

TOTAL ASSETS	$ 50	$ 2,150

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable	$ 1,725	$ 2,500
Note payable - related party	3,125	2,825

TOTAL LIABILITIES	4,850	5,325

STOCKHOLDERS' EQUITY
SHARE CAPITAL
Commons shares, authorized 10,000,000, no par value
- issued and outstanding - 525,500 (December 31, 2012 - 525,500)	2,750	2,750

DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	(7,550)	(5,925)

TOTAL STOCKHOLDERS' EQUITY	(4,800)	(3,175)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 50	$ 2,150

The accompanying notes are an integral part of these condensed financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
					FROM
					INCEPTION
	THREE MONTHS ENDED		SIX MONTHS ENDED		FEBRUARY 23, 2010
	JUNE 30,		JUNE 30,		TO JUNE 30,
	2013	2012	2013	2012	2013

REVENUE	$ -	$ -	$ -	$ -	$ -

EXPENSES
General and administrative	1,225	-	1,625	-	7,550

Total Expenses	1,225	-	1,625	-	7,550

NET INCOME(LOSS)	$ (1,225)	$ -	$ (1,625)	$ -	$ (7,550)

NET INCOME(LOSS) PER SHARE	$ (0.00)	$ -	$ (0.00)	$ -

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	525,500	500,000	525,500	500,000

The accompanying notes are an integral part of these condensed financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)			FROM
			INCEPTION
	SIX MONTHS ENDED		FEBRUARY 23, 2010
	JUNE 30,		TO JUNE 30,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (1,625)	$ -	$ (7,550)
Changes in operating assets and liabilities:
Accounts payable	(775)	-	1,725
Net cash used in operating activities	(2,400)	-	(5,825)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable-related party	300	200	3,125
Issuance of common stock	-	-	2,750
Net cash provided by financing activities	300	200	5,875

INCREASE (DECREASE) IN CASH	(2,100)	200	50

CASH, Beginning of period	2,150	-	-

CASH, End of period	$ 50	$ 200	$ 50

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these condensed financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
FROM INCEPTION (FEBRUARY 23, 2010) TO JUNE 30, 2013

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - February 23, 2010	-	$ -	$ -	$ -

Common shares issued for cash
- July 2010 at $.0004	500,000	200	-	200

Net loss - December 31, 2010	-	-	(550)	(550)

Balance - December 31, 2010(Audited)	500,000	200	(550)	(350)

Net loss - December 31, 2011	-	-	(2,200)	(2,200)

Balance - December 31, 2011(Audited)	500,000	200	(2,750)	(2,550)

Common shares issued for cash
- November 2012 at $.10	25,500	2,550	-	2,550

Net loss - December 31, 2012	-	-	(3,175)	(3,175)

Balance - December 31, 2012(Audited)	525,500	2,750	(5,925)	(3,175)

Net loss - June 30, 2013(Unaudited)	-	-	(1,625)	(1,625)

Balance - June 30, 2013(Unaudited)	525,500	$ 2,750	$ (7,550)	$ (4,800)

The accompanying notes are an integral part of these condensed financial statements.

KOPJAGGERS INC.

A Development Stage Company

NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2013

(unaudited)

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

KOPJAGGERS INC. (the “Company”) was incorporated in the State of Florida on February 23, 2010 for the purpose of raising capital that is intended to be used in connection with its business plan which is to buy artwork from throughout the world and sell these artworks through the Company's web site which is presently under construction.  Plans   may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding, and share issuances.

(b)	Significant Accounting Policies: Basis of Presentation Basis :

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, these condensed financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2012 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”).

The results of operations for the six month period ended June 30, 2013 are not necessarily indicative of the results for the full fiscal year ending December 31, 2013.

Development Stage Entity

The Company is a development stage company as defined by section ASC 915, Development Stage Entities.

The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual

            Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

    Cash Flows Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

                        Income taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

                      Earnings (Loss) per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

For the three and six month periods ended June 30, 2013 and 2012, the effect of common stock equivalents has been excluded from the calculation of diluted earnings per share as their effect would be anti-dilutive.

The Company does not have any potentially dilutive instruments as of June 30, 2013 and, thus, anti-dilution issues are not applicable.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2013 and 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

       Stock Based Compensation:

Share-based Expense

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the six months ended June 30, 2013 and 2012 was $0 and $0, respectively.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 2 -

    GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred losses of $7,550 since inception, has not yet produced revenues from operations, and has a working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans and advances from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

NOTE 3 -  CAPITAL STOCK

The total number of shares of capital stock which the Company shall have authority to issue is 10,000,000 shares consisting of common shares with no par value.

In July 2010, the Company issued a total of 500,000 shares to Kopjaggers Consulting, LLC for a total consideration of $200.

In November 2012, the Company issued a total of 25,500 shares to qualified investors for a total consideration of $2,550.

NOTE 4 – NOTES PAYABLE – RELATED PARTY

In support of the Company’s efforts and cash requirements, it has relied on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

The amounts advanced by a director are non-interest bearing, unsecured, with no fixed terms of repayment. At both June 30, 2013 and December 31, 2012, the balance in notes payable to related party was $3,125 and $2,825 respectively.

NOTE 5 – FEDERAL INCOME TAXES

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred tax liabilities and assets as of June 30, 2013 are as follows:

Deferred tax assets:
Federal and state net operating loss	$--
Equity instruments issued for compensation	--
Total deferred tax assets	--
Less valuation allowance	--
$--

At June 30, 2013, the Company had a net operating loss carry–forward for Federal income tax purposes of $7,550.  Net operating losses begin expiring in 2013.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $2,567, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation no events have occurred requiring adjustment or disclosure.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2013 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,000,000 Shares

SBH Associates, Inc.

Common Stock

PROSPECTUS

__, 2013

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ .35
FINRA filing fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	3,000.00
*Transfer agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,398.65

Total	$ 18,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation.

The Company has a provision in its Certificate of Incorporation at Article VII thereof providing for indemnification of its officers and directors as follows:

Our Bylaws at Article V provide for indemnification as follows: “Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. (b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law. (c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs. The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with consulting services rendered regarding this Registration Statement and for payment of all fees, costs and expenses related to the filings for this Company, Kopjaggers Consulting, LLC   was issued 500,000 shares of common stock in September, 2009. There are no agreements for further payment and this was not a loan.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 16

EXHIBITS

3.1	Articles of Incorporation (1)
3.2	By-Laws(1)
4.1	Specimen Stock Certificate of Kopjaggers, Inc.(1)
5.1	Opinion of Counsel
14.1	Code of Ethics(1)
23.1	Consent of Accountants
23.2	Consent of Accountants
99.1	S-1 Draft filed on February 27, 2013(2)

(1) Not included as these exhibits were filed with the original S1 filed on April 17, 2013

(2) Already filed in Amendment No 2 dated July 24, 2013

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii.   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Management’s Discussion and Analysis or Plan of Operation

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical  fact  are  “forward-looking  statements”  for  purposes  of  federal  and  state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the

words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Except for our ongoing securities laws, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward- looking statements are reasonable, actual results could differ materially from those projected or assumed in any or our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

•

increased competitive pressures from existing competitors and new entrants;

•

our ability to raise adequate working capital;

•

deterioration in general or regional economic conditions;

•

adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;

•

loss of customers or sales weakness;

•

inability to achieve sales levels or other operating results;

•

the unavailability of funds for capital expenditures; and

•

 operational inefficiencies.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see “Factors That May Affect Our Results of Operations” in this document.

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Background Overview

Kopjaggers, Inc. was incorporated on February 23, 2010 in the State of Florida. We commenced operations in July 2010. Kopjaggers, Inc. is a development stage company focused on the business of   educating and informing readers about artwork (more specifically, paintings and sculptures) and art news from around the world through our website www.kopjaggers.com.

We recently launched our preliminary website which provides some basic corporate information. We expect that we will build out our website to have additional features for our expected audience of art collectors.

Our plan of operations is to build our website to be the leading site on the Internet to educate and inform readers who are interested in buying fine art from around the world.

Since our inception on February 23, 2010 through June 30, 2013, we have not generated any revenues and have incurred a net loss of $7,550.

As of the date of this we have only one officer and director acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities, the majority of the proceeds will be spent for advertising expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

CRITICAL ACCOUNTING POLICIES

We prepare our condensed financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions.  On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our condensed financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our condensed financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material.

For a full description of our critical accounting policies, please refer to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2012 Annual Report on Form 10-K.

PLAN OF OPERATIONS

Our plan of operations is to build our website to be the leading site on the Internet for Americans news and education of fine art from around the world.

Our Website

Our plan of operations is to develop a comprehensive website for consumers interested in purchasing fine arts from around the world.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience of readers.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience.  Our audience is expected to include educated and high net worth individuals. Our preliminary advertising plan will be to join an advertising network such as Google’s AdSense. AdSense is an ad serving application run by Google Inc. Website owners can enroll in this program to enable text, image, and video advertisements on their websites. These advertisements are administered by Google and generate revenue on either a per-click or per-impression basis.

Many websites use AdSense to monetize their content; it is a very popular advertising network. AdSense has been particularly important for delivering advertising revenue to small websites that do not have the resources for developing advertising sales programs and sales people. To fill a website with advertisements that are relevant to the topics discussed, webmasters implement a brief script on the websites' pages.

There are several other competing programs that we could make application to in the event we are unable to secure a relationship with Google’s AdSense.

Some of the features we are considering include a search engine for artwork that is currently for sale from our own inventory as well as for featured artists with whom we will develop exclusive rights to sell their art.

Growth Strategy

We have a plan to grow our business which requires us to build an audience for our website. Key elements of our strategy include:

Build Strong Brand Awareness.  We believe that it is essential to establish a strong brand with Internet users and within certain segments of the art industry.  We intend to utilize online marketing such as search engine placement and social to promote our brand to consumers. We intend to market our company at various art events, at art shows and exhibitions, and through various offline channels such as magazines and radio subject to available financing. In addition, we believe that we build brand awareness by product excellence that is promoted by word-of- mouth.

Develop an audience:  In order to attract users to our products, we intend to utilize online and offline advertising campaigns to grow our business as funds allow. We believe that we also can attract more users by giving our visitors an excellent user experience that is results in good word by word-of-mouth among our actual and intended customers.

Quality User Base:  We believe that, in addition to increasing our reach, we need to develop a quality our user base. We believe that high quality content will attract a quality user base.

The following are a sample of the creative approaches and tactics we may use to build our brands:

•

Media advertisements (newspaper and magazine) that will be placed with the advice of media buying professionals;

•

Improved electronic presence (enhanced website and e-mail communication).

Competition

There are few if any barriers to entry into Internet commerce.   Competition is intense in our industry. The company competes with other websites that are dedicated to art sales.  Our business is highly competitive. We also hope to compete with traditional media catering to the art market. All of our competitors are more experienced and have greater financial resources than our company as we have generated no revenue and has limited assets and experience.

•

It is our estimate that important factors affecting our ability to compete successfully include branded product advertising; and pricing.

FACTORS THAT MAY AFFECT OUR FUTURE OPERATING RESULTS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2013, the Company did not have adequate cash resources to meet current obligations.  The Company is currently financing its operations primarily through loans and advances from the majority shareholder.  We do not believe we can currently satisfy our cash requirements for the next twelve months with our current expected revenue, and rely on our majority shareholder’s support and the expected capital to be raised in private placement and sales of our common stock.  Our shareholder has made a commitment to fund operating expenses as we develop our operating plan, however there is no written commitment. Additionally, we may begin to use our common stock as payment for certain obligations and secure work to be performed.

At June 30, 2013 and December 31, 2012, the Company had negative working capital. Working capital as of both dates consisted entirely of cash, which was less than our current liabilities. The Company has limited operating history, which consists of losses, and it is not in the foreseeable future that revenues may be generated to meet current obligations.

At June 30, 2013, the Company has minimal cash, increasing accrued liabilities, no revenues, and a history of operating losses.  Absent an outside capital infusion, the Company will seek funding from traditional banking and other private sources.  There are no assurances that any manner of securities offering (debt or equity) will be successful, and the Company’s revenues are inadequate to provide for the growth projected in this filing.  We may be reliant on additional shareholder contributions, including from management, to continue operations.  We are hopeful that the market awareness and financial transparency afforded through becoming a reporting company will assist us in procuring additional investment capital or loans.

As reflected in the audited financial statements, as of December 31, 2012, our auditor’s report included an explanatory paragraph indicating concerns that raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company's ability to become profitable and or attain funding through additional sale of common stock or debt financing.  The unaudited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

We have no known demands or commitments and are not aware of any events or uncertainties as of June 30, 2013 and December 31, 2012 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

We had no material commitments for capital expenditures as of June 30, 2013 or December 31, 2012.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melbourne, FL on the 13th day of August 2013.

KOPJAGGERS, INC.

/s/ John Castillo Eggermont

By: John Castillo Eggermont, President, Principle Executive Officer, Principal Financial officer and the Principal Accounting Officer

/s/ Ross Collette

By: Ross Collette, Vice President, Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)

Title(s)

Date

/s/ John Castillo Eggermont

By: John Castillo Eggermont, President, Principle Executive Officer, Principal Financial officer and the Principal Accounting Officer, Director

August 13, 2013

/s/ Ross Collette

By: Ross Collette, Vice President, Director

August 13, 2013

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.

.